Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2019 RESULTS

Net Income Increases to $9.2 million;

Pro Forma RevPAR Growth of 2.9%;

Adjusted FFO increases to $32.3 million, $0.31 per share; Adjusted EBITDAre of $46.7 million

Austin, Texas, May 1, 2019 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the first quarter ended March 31, 2019.

“We are pleased with our financial results in the first quarter as strong top line growth, along with a continued focus on cost control initiatives, resulted in operating margin improvement year-over-year.  RevPAR growth of 2.9% for our well-located and diverse portfolio of high-quality hotels exceeded the STR Upscale average by 340 basis points in the first quarter, which highlights the positive trends we saw throughout the portfolio during the quarter,”  said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “We continued to be proactive in a favorable transaction environment by completing nearly $150 million of asset sales year-to-date, including the six hotels sold in April, at very attractive capitalization rates, which further deleverages our balance sheet and creates capacity for future growth,” commented Mr. Hansen.

First Quarter 2019 Highlights

•	Net Income: Net income attributable to common stockholders increased to $9.2 million, or $0.09 per diluted share, compared with $0.9 million, or $0.01 per diluted share, in the same period of 2018.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 2.9 percent to $123.20 from the same period in 2018. Pro forma average daily rate (“ADR”) increased 2.3 percent to $161.02 compared to the same period in 2018 and pro forma occupancy increased 0.6 percent to 76.5 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 2.6 percent to $122.50 from the same period in 2018. Same-store ADR increased 2.3 percent to $160.73 compared to the same period in 2018 and occupancy increased 0.3 percent to 76.2 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $50.2 million, an increase of 5.5 percent from the same period in 2018. Pro forma hotel EBITDA margin expanded by 30 basis points to 36.2 percent from 35.9 percent in the same period of 2018.

•	Adjusted EBITDAre: Adjusted EBITDAre of $46.7 million was unchanged from $46.7 million in the same period of 2018.

•	Adjusted FFO: AFFO increased 0.4 percent to $32.3 million, or $0.31 per diluted share, from $32.1 million, or $0.31 per diluted share, in the same period of 2018.

•	Dispositions: The Company sold two hotels, containing 130 guestrooms, located in Charleston, WV, for an aggregate sales price of $11.6 million. The two properties were sold at a trailing twelve month capitalization rate of 7.4 percent, including estimated future capital improvements, and resulted in the realization of an aggregate gain on sale of $4.2 million.

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The Company’s results for the three months ended March 31, 2019 and 2018 are as follows:

	For the Three Months Ended March 31,
	2019	2018
	(unaudited)
Net income attributable to common stockholders	$9,168	$868
Net income per diluted share	$0.09	$0.01
Total revenues	$138,952	$140,199
EBITDAre (1)	$45,403	$44,542
Adjusted EBITDAre (1)	$46,725	$46,747
FFO (1)	$30,450	$26,037
Adjusted FFO (1)	$32,264	$32,136
FFO per diluted share and unit (1,2)	$0.29	$0.25
Adjusted FFO per diluted share and unit (1,2)	$0.31	$0.31

Pro Forma (3)
RevPAR	$123.20	$119.77
RevPAR Growth	2.9%
Hotel EBITDA	$50,248	$47,633
Hotel EBITDA margin	36.2%	35.9%
Hotel EBITDA margin growth	30 bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,198,000 weighted average diluted common shares and units and 104,403,000 weighted average diluted common shares and units for the three months ended March 31, 2019, and 2018, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 75 hotels owned as of March 31, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2018, which includes periods prior to the Company’s ownership.

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Capital Improvements

During the three months ended March 31, 2019, the Company invested $17.2 million in capital improvements and anticipates investing an additional $22.8 million to $42.8 million in capital improvements across its portfolio during the remainder of 2019.

Capital Markets & Balance Sheet

At March 31, 2019, the Company had the following:

•	Total outstanding debt of $967.7 million with a weighted average interest rate of 4.26 percent.

•	After giving effect to interest rate derivative agreements, $562.0 million, or 58 percent, of the Company’s debt had fixed interest rates, and $405.7 million, or 42 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $275.0 million.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve-month pro forma adjusted EBITDAre of 4.7x.

At April 24, 2019, the Company had the following:

•	Total outstanding debt of $834.9 million with a weighted average interest rate of 4.23 percent.

•	After giving effect to interest rate derivative agreements, $551.2 million, or 66 percent, of our debt had fixed interest rates, and $283.7 million, or 34 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $375.0 million.

•	Total net debt to trailing twelve-month pro forma adjusted EBITDAre of 4.3x.

Subsequent Events

On April 17, 2019, the Company completed the disposition of six hotels totaling 815 guestrooms for an aggregate gross sales price of $135.0 million, which resulted in an estimated net gain of $36.6 million. The portfolio of six hotels sold included:

•	139-guestroom Hampton Inn Boston-Norwood
•	101-guestroom Hampton Inn Santa Barbara/Goleta
•	146-guestroom Hampton Inn & Suites Minneapolis St. Paul Airport – Mall of America
•	127-guestroom Hyatt Place Dallas/Arlington
•	189-guestroom Residence Inn Salt Lake City Downtown
•	113-guestroom SpringHill Suites by Marriott Minneapolis St. Paul Airport – Mall of America

The aggregate gross sales price of $135.0 million, plus estimated future capital improvements, represented a 12.8x EBITDA multiple and 6.9 percent capitalization rate for the trailing twelve months ended March 31, 2019. The six hotels had an average RevPAR of $110.98, which was 9.8 percent lower than the Company’s pro forma portfolio average RevPAR, and hotel EBITDA margin of 34.3 percent, which was 280 basis points lower than the pro forma portfolio average for the same period. The Company estimates that the hotels would have contributed approximately $9.5 million of EBITDAre through the remainder of 2019. Net proceeds from the sale were used to reduce the outstanding balance of the Company’s unsecured revolving credit facility.

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On April 24, 2019, the Company repaid, without any prepayment penalty, a $21.9 million mortgage loan secured by three hotels that had a variable interest rate of 4.89 percent and maturity date of May 6, 2020. As a result, the Company has no remaining debt maturities until November 2022 and 86% of its total portfolio pro forma hotel EBITDA is now unencumbered. The Company funded the loan repayment with an advance from its unsecured revolving credit facility.

Dividends

On April 29, 2019, the Company declared a quarterly cash dividend of $0.18 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The annualized dividend of $0.72 per common share and per common unit represents an annual dividend yield of 6.2 percent based on the April 30, 2019 closing stock price.

In addition, the Company declared a quarterly cash dividend of:

•	$0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock.

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock.

The common and preferred dividends are payable on May 31, 2019 to holders of record as of May 17, 2019.

2019 Outlook

The Company is providing its updated outlook for the full year 2019 based on 69 hotels owned as of May 1, 2019. The updated outlook includes the sale of six hotels on April 17, 2019, which resulted in a $9.5 million reduction in Adjusted EBITDAre for the remainder of 2019. There are no future acquisitions, dispositions, or additional capital markets activities assumed in the Company’s outlook for full year 2019 beyond those previously mentioned.

FULL YEAR 2019
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (69) [1]	$123.00	$126.50
Pro forma RevPAR growth (69) [1]	0.00%	3.00%
RevPAR (same-store 67) [2]	$122.00	$125.50
RevPAR growth (same-store 67) [2]	0.00%	3.00%
Adjusted EBITDAre	$177,200	$189,500
Adjusted FFO	$121,800	$134,800
Adjusted FFO per diluted unit [3]	$1.17	$1.29
Capital improvements	$40,000	$60,000

(1)	As of May 1, 2019, the Company owned 69 hotels. Pro forma outlook information for the full year 2019 includes operating estimates for 69 hotels as if each hotel had been owned since January 1, 2018.

(2)	As of May 1, 2019, the Company owned 67 same-store hotels. The same-store outlook information includes operating estimates for 67 hotels owned by the Company since January 1, 2018.

(3)	Assumes weighted average diluted common shares and units outstanding of 104,300,000 for the full year 2019.

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First Quarter 2019 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, May 2, 2019, at 9:00 AM ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 7789768. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Thursday, May 9, 2019, by dialing 855-859-2056, conference identification code 7789768. A replay will also be available in the Investor Relations section of the Company’s website until July 31, 2019.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of May 1, 2019, the Company’s portfolio consisted of 69 hotels with a total of 10,714 guestrooms located in 24 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

(1) Includes all acquisitions and dispositions completed as of May 1, 2019.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment in hotel properties, net	$1,952,161	$2,065,554
Undeveloped land	2,267	2,267
Assets held for sale, net	96,523	7,633
Investment in real estate loans, net	31,284	30,700
Right-of-use assets	29,722	-
Cash and cash equivalents	42,913	44,088
Restricted cash	28,026	28,468
Trade receivables, net	23,623	13,978
Prepaid expenses and other	9,149	10,111
Deferred charges, net	4,220	4,691
Other assets	9,754	14,807
Total assets	$2,229,642	$2,222,297
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$961,826	$958,712
Lease liabilities	19,273	-
Accounts payable	4,645	5,391
Accrued expenses and other	65,929	66,050
Total liabilities	1,051,673	1,030,153

Total stockholders' equity	1,175,709	1,189,849
Non-controlling interests in operating partnership	2,260	2,295
Total equity	1,177,969	1,192,144
Total liabilities and equity	$2,229,642	$2,222,297

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2019	2018
Revenues:
Room	$128,100	$129,572
Food and beverage	6,162	6,329
Other	4,690	4,298
Total revenues	138,952	140,199
Expenses:
Room	27,840	29,005
Food and beverage	4,600	4,999
Other hotel operating expenses	39,797	39,458
Property taxes, insurance and other	11,408	10,998
Management fees	5,146	5,352
Depreciation and amortization	25,536	25,246
Corporate general and administrative	5,990	6,607
Total expenses	120,317	121,665
Gain (loss) on disposal of assets, net	4,166	(43)
Operating income	22,801	18,491
Other income (expense):
Interest expense	(10,852)	(9,329)
Other income, net	1,301	789
Total other income (expense)	(9,551)	(8,540)
Income from continuing operations before income taxes	13,250	9,951
Income tax expense	(350)	(260)
Net income	12,900	9,691
Non-controlling interest in Operating Partnership	(23)	(3)
Net income attributable to Summit Hotel Properties, Inc.	12,877	9,688
Preferred dividends	(3,709)	(5,543)
Premium on redemption of preferred stock	-	(3,277)
Net income attributable to common stockholders	$9,168	$868
Earnings per share:
Basic and diluted	$0.09	$0.01
Weighted average common shares outstanding:
Basic	103,749	103,500
Diluted	103,837	103,899
Dividends per share	$0.18	$0.18

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(In thousands except per share and unit amounts)

	For the Three Months Ended March 31,
	2019	2018
Net income	$12,900	$9,691
Preferred dividends	(3,709)	(5,543)
Premium on redemption of preferred stock	-	(3,277)
Net income applicable to common shares and common units	9,191	871
Real estate-related depreciation (1)	25,425	25,123
(Gain) loss on disposal of assets, net	(4,166)	43
FFO applicable to common shares and common units	30,450	26,037
Amortization of lease-related intangible assets, net	35	181
Amortization of deferred financing costs	381	494
Amortization of franchise fees (1)	111	123
Equity-based compensation	1,352	2,227
Debt transaction costs	713	88
Premium on redemption of preferred stock	-	3,277
Non-cash interest income	(507)	(509)
Non-cash lease expense, net	156	-
Casualty (recoveries) losses, net	(427)	218
AFFO applicable to common shares and common units	$32,264	$32,136
Weighted average diluted common shares / common units (2)	104,198	104,403
FFO per common share / common unit	$0.29	$0.25
AFFO per common share / common unit	$0.31	$0.31

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31,
	2019	2018
Net income	$12,900	$9,691
Depreciation and amortization	25,536	25,246
Interest expense	10,852	9,329
Interest income	(69)	(27)
Income tax expense	350	260
EBITDA	49,569	44,499
(Gain) loss on disposal of assets, net	(4,166)	43
EBITDAre	45,403	44,542
Amortization of lease-related intangible assets, net	35	181
Equity-based compensation	1,352	2,227
Debt transaction costs	713	88
Non-cash interest income (1)	(507)	(509)
Non-cash lease expense, net	156	-
Casualty (recoveries) losses, net	(427)	218
Adjusted EBITDAre (2)	$46,725	$46,747

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(2)	Adjusted EBITDAre is consistent with the Company’s presentation of Adjusted EBITDA in historical periods. Please see non-GAAP financial measures disclosure at the end of this release for additional detail.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31,
Pro Forma Operating Data (1) (2)	2019	2018
Pro forma room revenue	$127,831	$122,365
Pro forma other hotel operations revenue	10,851	10,215
Pro forma total revenues	138,682	132,580
Pro forma total hotel operating expenses	88,434	84,947
Pro forma hotel EBITDA	$50,248	$47,633
Pro forma hotel EBITDA Margin	36.2%	35.9%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$138,952	$140,199
Total revenues - acquisitions (1)	-	2,038
Total revenues - dispositions (2)	(270)	(9,657)
Pro forma total revenues	$138,682	$132,580

Hotel Operating Expenses:
Total hotel operating expenses	88,791	89,812
Hotel operating expenses - acquisitions (1)	-	1,144
Hotel operating expenses - dispositions (2)	(357)	(6,009)
Pro forma hotel operating expenses	$88,434	$84,947

Hotel EBITDA:
Operating income	$22,801	$18,491
(Gain) loss on disposal of assets, net	(4,166)	43
Corporate general and administrative	5,990	6,607
Depreciation and amortization	25,536	25,246
Hotel EBITDA	50,161	50,387
Hotel EBITDA - acquisitions (1)	-	894
Hotel EBITDA - dispositions (2)	87	(3,648)
Pro forma hotel EBITDA	$50,248	$47,633

(1)	Unaudited pro forma information includes operating results for 75 hotels owned as of March 31, 2019, as if all such hotels had been owned by the Company since January 1, 2018. For hotels acquired by the Company after January 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2018, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2018 and March 31, 2019 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Amounts in thousands, except operating metrics)

	2018			2019	Trailing Twelve
Pro Forma Operating Data (1) (2)	Q2	Q3	Q4	Q1	Months Ended March 31, 2019
Pro forma room revenue	$135,593	$131,649	$120,927	$127,831	$516,000
Pro forma other hotel operations revenue	11,132	10,862	10,717	10,851	43,562
Pro forma total revenues	146,725	142,511	131,644	138,682	559,562
Pro forma total hotel operating expenses	89,505	89,500	84,832	88,434	352,271
Pro forma hotel EBITDA	$57,220	$53,011	$46,812	$50,248	$207,291
Pro forma hotel EBITDA Margin	39.0%	37.2%	35.6%	36.2%	37.0%

Pro Forma Statistics (1) (2)
Rooms sold	847,092	842,894	790,432	793,891	3,274,309
Rooms available	1,034,432	1,060,637	1,060,668	1,037,610	4,193,347
Occupancy	81.9%	79.5%	74.5%	76.5%	78.1%
ADR	$160.07	$156.19	$152.99	$161.02	$157.59
RevPAR	$131.08	$124.12	$114.01	$123.20	$123.05

Actual Statistics
Rooms sold	908,357	855,950	799,113	796,661	3,360,081
Rooms available	1,114,542	1,082,225	1,072,628	1,043,070	4,312,465
Occupancy	81.5%	79.1%	74.5%	76.4%	77.9%
ADR	$154.84	$153.55	$152.40	$160.80	$155.34
RevPAR	$126.20	$121.44	$113.54	$122.81	$121.04

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$152,222	$142,340	$132,509	$138,952	$566,023
Total revenues from acquisitions (1)	3,271	2,553	-	-	5,824
Total revenues from dispositions (2)	(8,768)	(2,382)	(865)	(270)	(12,285)
Pro forma total revenues	146,725	142,511	131,644	138,682	559,562

Hotel Operating Expenses:
Total hotel operating expenses	94,218	90,383	85,535	88,791	358,927
Total hotel operating expenses from acquisitions (1)	1,314	1,089	-	-	2,403
Total hotel operating expenses from dispositions (2)	(6,027)	(1,972)	(703)	(357)	(9,059)
Pro forma total hotel operating expenses	$89,505	$89,500	$84,832	$88,434	$352,271

Hotel EBITDA:
Operating income	$44,761	$46,990	$14,957	$22,801	$129,509
(Gain) loss on disposal of assets, net	(17,331)	(24,826)	640	(4,166)	(45,683)
Loss on impairment of assets	-	-	1,075	-	1,075
Corporate general and administrative	5,620	4,852	4,430	5,990	20,892
Depreciation and amortization	24,954	24,941	25,872	25,536	101,303
Hotel EBITDA	58,004	51,957	46,974	50,161	207,096
Hotel EBITDA from acquisitions (1)	1,957	1,464	-	-	3,421
Hotel EBITDA from dispositions (2)	(2,741)	(410)	(162)	87	(3,226)
Pro forma hotel EBITDA	$57,220	$53,011	$46,812	$50,248	$207,291

(1)	Unaudited pro forma information includes operating results for 75 hotels owned as of March 31, 2019 as if all such hotels had been owned by the Company since April 1, 2018. For hotels acquired by the Company after April 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from April 1, 2018 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between April 1, 2018 and March 31, 2019 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from April 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Pro Forma (75) ¹
Rooms sold	793,891	777,048
Rooms available	1,037,610	1,021,680
Occupancy	76.5%	76.1%
ADR	$161.02	$157.47
RevPAR	$123.20	$119.77

Occupancy change	0.6%
ADR change	2.3%
RevPAR change	2.9%

	For the Three Months Ended March 31,
	2019	2018
Same-Store (73) ¹
Rooms sold	768,967	766,099
Rooms available	1,008,990	1,008,180
Occupancy	76.2%	76.0%
ADR	$160.73	$157.16
RevPAR	$122.50	$119.42

Occupancy change	0.3%
ADR change	2.3%
RevPAR change	2.6%

(1)	Unaudited pro forma information includes operating results for 75 hotels owned as of March 31, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 73 hotels owned by the Company as of January 1, 2018, and at all times during the three months ended March 31, 2019, and 2018.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(Unaudited)

(Amounts in thousands except per share and unit)

	For the Year Ending December 31, 2019
	Low	High
Net income	$73,300	$86,300
Preferred dividends	(14,800)	(14,800)
Net income applicable to common shares and units	58,500	71,500
Real estate-related depreciation	96,200	96,200
Gain on disposal of assets, net	(40,800)	(40,800)
FFO applicable to common shares and common units	113,900	126,900
Amortization of lease-related intangible assets, net	300	300
Amortization of deferred financing costs	1,400	1,400
Amortization of franchise fees	400	400
Equity based compensation	6,200	6,200
Debt transaction costs	1,800	1,800
Non-cash interest income	(2,100)	(2,100)
Non-cash lease expense, net	300	300
Casualty recoveries, net	(400)	(400)
AFFO applicable to common shares and common units	$121,800	$134,800
Weighted average diluted common shares/common units (1)	104,300	104,300
FFO per common share and common unit	$1.09	$1.22
AFFO per common share and common unit	$1.17	$1.29

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA for Financial Outlook

(Unaudited)

(Amounts in thousands)

	For the Year Ending December 31, 2019
	Low	High
Net income	$73,300	$86,300
Depreciation and amortization	96,600	96,600
Interest expense	39,700	39,000
Interest income	(100)	(100)
Income tax expense	2,400	2,400
EBITDA	211,900	224,200
Gain on disposal of assets, net	(40,800)	(40,800)
EBITDAre	171,100	183,400
Amortization of lease-related intangible assets, net	300	300
Equity based compensation	6,200	6,200
Debt transaction costs	1,800	1,800
Non-cash interest income	(2,100)	(2,100)
Non-cash lease expense, net	300	300
Casualty recoveries, net	(400)	(400)
Adjusted EBITDAre	$177,200	$189,500

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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